VII Peaks Co-Optivist Income BDC II, Inc.

Exhibit 99.1

28th June, 2021

To,

VII Peaks Co-Optivist Income BDC II, Inc.:

Please be advised that I, Amit Mahajan, hereby resign as the independent Board member of VII Peaks Co-Optivist Income BDC II, Inc.

Thanks

Amit